UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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SCHEDULE 14A

SCHEDULE 14A INFORMATION
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                                                                          Progress Energy, Inc.
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Annual report and proxy statement now available online

Progress Energy delivers on commitments to customers and shareholders, CEO tells shareholders

Progress Energy's combined 2009 annual report and 2010 proxy statement is now available online in preparation for the Annual Meeting of Shareholders to be held on May 12 in Raleigh.

Progress Energy will provide its proxy materials to shareholders electronically. Electronic distribution of proxy materials provides immediate access and saves printing and mailing costs.

Employees who own Progress Energy stock in one of the company's 401(k) plans will receive an e-mail regarding the company’s proxy materials this afternoon from Computershare Trust Co. After receiving the Computershare e-mail, employees will be able to view the proxy materials and vote their shares online at the Web site listed in the e-mail.

Employees are encouraged to read the proxy materials and vote their shares. All employees may vote their shares online, by mail or telephone.

2009 Annual Report

Progress Energy delivered on its commitments to customers and shareholders in 2009 despite significant economic conditions, and the company is focused on effectively managing through the challenges and uncertainties of 2010. That’s the message from Progress Energy Chairman, President and CEO Bill Johnson in the company’s 2009 annual report released to shareholders today.

“We are being both steady in the present storm and forward-looking – controlling what we can control, aggressively managing costs and preparing for the future,” Johnson wrote. “We believe strongly in the long-term growth prospects of the communities we serve. So, even as we are making the tough choices to manage today’s realities, we are carefully laying the groundwork for the higher growth and better future we see coming.”

Progress Energy posted good financial results in 2009, delivering a 10 percent total return to shareholders and achieving its ongoing earnings per share target for the fourth year in a row. The company has paid a dividend to shareholders for more than 250 consecutive quarters.

Despite a disappointing rate decision in Florida in 2010, Progress Energy remains committed to its core mission of serving customers.

Johnson noted the company’s continued alignment with the balanced solution strategy, involving investments in energy-efficiency, alternative energy and emerging technologies, and a state-of-the-art power system. Progress Energy is planning numerous enhancements to the energy-delivery system (smart grid projects), modernization of the company’s power generating fleet and, in the longer term, new advanced nuclear generation.

Progress Energy is also working to manage business operations amidst challenging economic and regulatory conditions, and positioning the company for future success.

“We are re-doubling our belt-tightening this year: maintaining the dividend, streamlining maintenance, scaling back capital spending and reducing merit and variable-performance pay increases for employees,” Johnson wrote. “I am confident we will meet our short-term priorities while also producing long-term value for our customers and shareholders. In other words, we will manage the present and create the future.”